Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS THIRD QUARTER, NINE-MONTH
2010 FINANCIAL RESULTS

Costa Mesa, Calif.–October 26, 2010–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the third quarter and nine months ended September 30, 2010.

Sales for the third quarter 2010 were $91.8 million, compared with $108.0 million in the third quarter 2009. Net income for the third quarter 2010 was $4.5 million, or $0.18 per fully diluted share, compared to net income of $4.9 million, or $0.19 per fully diluted share in the third quarter 2009.

Fully diluted average shares outstanding for the third quarter 2010 were 25,141,214 compared to 25,797,988 in the same period in 2009.

On July 27, 2010, Ceradyne revised its 2010 guidance to a range of $0.80 to $1.18 per fully diluted share on shipments of $400 million to $430 million in sales. Although the level of Q4 2010 ceramic body armor shipments remains uncertain, we believe we will meet our guidance.

Based on the growth of sales in solar crucibles, nuclear products and the continued turnaround at its ESK Ceramics subsidiary, Ceradyne’s 2011 guidance is for sales to range from $445 to $515 million and earnings to range from $1.35 to $1.75 per fully diluted share. The range in sales and earnings per share is caused by a lack of sufficient information to project its body armor and enhanced combat helmets business for most of 2011. This guidance assumes a range in the annual tax rate of 27% to 29% with fully diluted average outstanding shares of 25.3 million.

Gross profit margin was 25.7% of net sales in the third quarter 2010 compared to 26.5% in the same period in 2009. The provision for income taxes was 10.2% in third quarter 2010, compared to a benefit for income taxes of 22.4% in the same period in 2009.

Sales for the nine months ended September 30, 2010 were $302.2 million, compared with $303.0 million in the same period last year. Net income for the nine months ended September 30, 2010 was $16.1 million, or $0.63 per fully diluted share, on 25.5 million shares, compared to a net loss of $5.6 million, or $0.22 per basic share, on 25.7 million shares in the prior year period. The loss included special charges that had a negative impact by reducing earnings per share by approximately $0.51 for the nine months ended September 30, 2009. The special pre-tax charges totaled $17.3 million during the nine month period ending September 30, 2009 which included a pre-tax $11.9 million restructuring charge for the closure of its plant in Bazet, France and other severance expenses and a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit to reflect the current industry and economic environment and accelerated depreciation of $1.6 million resulting from a revision of the estimated useful lives of certain assets.

Gross profit margin was 24.8% of net sales in the nine months ended September 30, 2010 which was the same in the same period in 2009. The provision for income taxes was 17.9% in the nine months ended September 30, 2010, compared to a provision for income taxes of 9.7% in the same period in 2009.

New orders for the three months ended September 30, 2010 were $110.8 million, compared to $100.5 million for the same period last year. For the nine months ended September 30, 2010, new orders were $304.0 million, compared to $330.6 million for the comparable period last year.

Total backlog as of September 30, 2010 was $136.3 million, compared to total backlog at September 30, 2009 of $156.3 million.

Joel P. Moskowitz, Ceradyne President and Chief Executive Officer, commented: “The third quarter continued the recent trend of substantively reduced body armor shipments. At the same time, we continue the trend of extremely strong growth in solar crucible revenues and profits, as well as the major turnaround in our ESK industrial ceramic operations. We are also pleased with recent activities at Ceradyne Boron Products related to our neutron absorbing boron isotopes for nuclear power plant applications.

“We believe these trends will continue into 2011 with increased solar crucible capacity in China based on completion of our new Tianjin 218,000 square foot facility in Q1 2011. We also anticipate strength in the industrial ceramics being produced by our German ESK Ceramics subsidiary with potentially new business emanating from PetroCeram® oil and gas sand filters, directional drilling bearings, and other oil and gas related technical ceramics.

Mr. Moskowitz further stated, “A few recent Ceradyne developments which are of interest include:

•
The German Federal Supreme Court in Karlsruhe, Germany, has upheld ESK Ceramics’ basic “EKagrip®” patents in a long-term battle with an ESK competitor. EKagrip® amounts to approximately 10% of ESK’s sales and is expected to grow. The court’s ruling protects ESK’s position for an additional eight years.

•	The Company’s first PetroCeram® oil sand filter has been in place in the North Sea off the Danish coast for over four months and is performing as expected.

•	Ceradyne’s proposed new Enhanced Combat Helmet prototypes are being extensively tested and evaluated by the military with initial very positive results.

•	Ceradyne Thermo Materials is developing next generation high purity ceramic crucibles for photovoltaic solar applications.

•	Ceradyne Thermo Materials has been asked to respond to recent increases for deliveries in ceramic missile nose cone (radome) requirements in 2011.

“It is interesting to note that as recently as 2007 defense related products, primarily body armor, accounted for 74% of Ceradyne’s revenue. This percentage is now about 33% year to date and is projected to be between 20% and 30% in 2011.

“With cash and short-term investments at approximately $258 million, we continue to maintain a healthy balance sheet with over $10 per fully diluted share in cash. We intend to use our cash to support our internal growth plans, particularly related to solar expansion, periodically repurchase Ceradyne stock (494,000 shares repurchased in Q3 2010), and to acquire companies according to our acquisition strategy.”

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to review the financial results for the third quarter ended September 30, 2010. To participate in the teleconference, please call toll free 877-681-3372 (or 719-325-4886 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 9789411. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 11 a.m. PDT on October 26, 2010 through 11 a.m. PDT on October 28, 2010. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Conference ID 9789411.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
NET SALES	$91,766	$107,954	$302,219	$302,993
COST OF GOODS SOLD	68,150	79,329	227,392	227,717
Gross profit	23,616	28,625	74,827	75,276
OPERATING EXPENSES
Selling, general and administrative	14,418	17,537	43,947	51,619
Acquisition related charge (credit)	31	(795)	(88)	(795)
Research and development	2,613	2,862	8,731	9,512
Restructuring - plant closure and severance	-	88	7	11,931
Goodwill impairment	-	-	-	3,832
	17,062	19,692	52,597	76,099
INCOME (LOSS) FROM OPERATIONS	6,554	8,933	22,230	(823)
OTHER INCOME (EXPENSE):
Interest income	935	901	2,562	2,424
Interest expense	(1,518)	(1,520)	(4,713)	(5,469)
Gain on early extinguishment of debt	-	96	-	1,881
Loss on auction rate securities	-	(1,849)	(978)	(3,480)
Miscellaneous	(917)	(197)	493	(694)
	(1,500)	(2,569)	(2,636)	(5,338)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	5,054	6,364	19,594	(6,161)
PROVISION (BENEFIT) FOR INCOME TAXES	517	1,428	3,504	(595)
NET INCOME (LOSS)	$4,537	$4,936	$16,090	$(5,566)
BASIC INCOME (LOSS) PER SHARE	$0.18	$0.19	$0.64	$(0.22)
DILUTED INCOME (LOSS) PER SHARE	$0.18	$0.19	$0.63	$(0.22)
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	24,960	25,681	25,329	25,737
DILUTED	25,141	25,798	25,506	25,737

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$32,168	$122,154
Restricted cash	-	3,130
Short-term investments	225,549	117,666
Accounts receivable, net of allowances for doubtful accounts of $792
and $851 at September 30, 2010 and December 31, 2009, respectively	50,136	53,269
Other receivables	16,934	11,424
Inventories, net	84,401	100,976
Production tooling, net	11,445	12,006
Prepaid expenses and other	19,140	19,932
Deferred tax asset	11,353	13,796
TOTAL CURRENT ASSETS	451,126	454,353

PROPERTY, PLANT AND EQUIPMENT, net	240,661	239,322
LONG TERM INVESTMENTS	27,275	20,019
INTANGIBLE ASSETS, net	84,853	89,409
GOODWILL	43,394	43,880
OTHER ASSETS	2,506	2,721
TOTAL ASSETS	$849,815	$849,704

CURRENT LIABILITIES
Accounts payable	$23,959	$24,683
Accrued expenses	25,052	23,463
TOTAL CURRENT LIABILITIES	49,011	48,146
LONG-TERM DEBT	84,713	82,163
EMPLOYEE BENEFITS	21,215	21,769
OTHER LONG TERM LIABILITY	38,539	39,561
DEFERRED TAX LIABILITY	8,568	8,348
TOTAL LIABILITIES	202,046	199,987

COMMITMENTS AND CONTINGENCIES (Note 13)
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 24,902,142 and 25,401,005 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	249	254
Additional paid-in capital	146,414	157,679
Retained earnings	486,346	470,256
Accumulated other comprehensive income	14,760	21,528
TOTAL SHAREHOLDERS’ EQUITY	647,769	649,717
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$849,815	$849,704

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,090	$(5,566)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	26,979	28,649
Amortization of bond premium	273	-
Non cash interest expense on convertible debt	2,550	2,817
(Gain) on early extinguishment of debt	-	(1,881)
Payments of accreted interest on repurchased convertible debt	-	(2,956)
Deferred income taxes	1,376	(3,047)
Stock compensation	2,994	2,906
Loss on marketable securities	978	3,480
Goodwill impairment	-	3,832
Loss on equipment disposal	510	425
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	2,855	94
Other receivables	(5,534)	1,352
Inventories, net	15,132	5,387
Production tooling, net	506	995
Prepaid expenses and other assets	483	477
Accounts payable and accrued expenses	2,480	8,985
Income taxes payable	(106)	1,900
Other long term liability	(1,063)	(510)
Employee benefits	386	1,071
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,889	48,410
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(30,665)	(13,588)
Changes in restricted cash	3,130	(428)
Purchases of marketable securities	(119,956)	(136,173)
Proceeds from sales and maturities of marketable securities	4,489	64,051
Cash paid for acquisitions	-	(9,655)
Proceeds from sale of equipment	465	72
NET CASH USED IN INVESTING ACTIVITIES	(142,537)	(95,721)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	224	14
Excess tax benefit due to exercise of stock options	7	24
Shares repurchased	(14,837)	(5,099)
Reduction on long term debt	-	(20,239)
NET CASH USED IN FINANCING ACTIVITIES	(14,606)	(25,300)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	268	1,047
DECREASE IN CASH AND CASH EQUIVALENTS	(89,986)	(71,564)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	122,154	215,282
CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,168	$143,718

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue from External Customers
Advanced Ceramic Operations	$25,949	$60,591	$116,832	$169,453
ESK Ceramics	32,134	27,971	94,843	75,636
Semicon Associates	2,328	1,834	6,908	5,854
Thermo Materials	26,458	16,446	69,818	47,970
Ceradyne Canada	1,903	300	3,275	618
Boron	7,291	5,748	19,878	19,200
Inter-segment elimination	(4,297)	(4,936)	(9,335)	(15,738)
Total	$91,766	$107,954	$302,219	$302,993
Depreciation and Amortization
Advanced Ceramic Operations	$1,984	$2,583	$6,646	$7,851
ESK Ceramics	3,158	3,818	9,417	10,905
Semicon Associates	85	84	252	270
Thermo Materials	1,522	1,160	4,559	3,411
Ceradyne Canada	343	347	1,026	988
Boron	1,648	1,298	5,079	5,224
Total	$8,740	$9,290	$26,979	$28,649
Segment Income (Loss) from Operations
Advanced Ceramic Operations	$(9,676)	$7,751	$(11,261)	$17,371
ESK Ceramics	6,351	(1,997)	13,704	(20,503)
Semicon Associates	365	114	1,020	587
Thermo Materials	8,938	3,815	21,925	11,614
Ceradyne Canada	(15)	(680)	(1,482)	(6,323)
Boron	1,055	(62)	(985)	(3,714)
Inter-segment elimination	(464)	(8)	(691)	145
Total	6,554	8,933	22,230	(823)
Other Income (Expense)	(1,500)	(2,569)	(2,636)	(5,338)
Income (Loss) before Provision for Income Taxes	$5,054	$6,364	$19,594	$(6,161)
Segment Assets
Advanced Ceramic Operations	$394,276	$399,021	$394,276	$399,021
ESK Ceramics	185,682	214,064	185,682	214,064
Semicon Associates	5,732	5,724	5,732	5,724
Thermo Materials	135,995	107,104	135,995	107,104
Ceradyne Canada	17,285	17,038	17,285	17,038
Boron	110,845	113,438	110,845	113,438
Total	$849,815	$856,389	$849,815	$856,389
Expenditures for Property, Plant & Equipment
Advanced Ceramic Operations	$1,841	$629	$4,993	$2,761
ESK Ceramics	429	(356)	1,416	2,568
Semicon Associates	44	49	485	124
Thermo Materials	8,708	795	21,374	7,512
Ceradyne Canada	33	(44)	153	119
Boron	297	184	2,244	504
Total	$11,352	$1,257	$30,665	$13,588

CERADYNE, INC.
MARKET APPLICATION INFORMATION
(Amounts in thousands, except percentages)

We categorize our products into four market applications. The tables below show the amount of our total sales of each market application and the percentage contribution in the different time periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Defense	$18,660	$56,637	$98,165	$159,087
Industrial	61,037	41,642	168,406	116,882
Automotive/Diesel	9,458	6,779	27,145	17,948
Commercial	2,611	2,896	8,503	9,076
Total	$91,766	$107,954	$302,219	$302,993

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Defense	20.4%	52.4%	32.5%	52.5%
Industrial	66.5	38.6	55.7	38.6
Automotive/Diesel	10.3	6.3	9.0	5.9
Commercial	2.8	2.7	2.8	3.0
Total	100.0%	100.0%	100.0%	100.0%

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